Investor Highlights June 2019

Legal Disclosures Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “guidance,” “outlook” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to expand our development program, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic, regulatory and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, June 3, 2019. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Definitions of these non- GAAP financial measures and a reconciliation of these measures to GAAP is included in Defined Terms and Non-GAAP Reconciliations in the Appendix to this presentation. About American Homes 4 Rent American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2019, we owned 52,923 single-family properties in selected submarkets in 22 states. Contact American Homes 4 Rent Investor Relations Phone: (855) 794-2447 / Email: investors@ah4r.com 2

Table of Contents ➢ AMH At A Glance 4 ➢ Operational Update 5 ➢ SFR Sector: Macro Landscape Drives Strong Demand 6 ➢ Cornerstones of the AMH Strategy 7 ➢ AMH Development 8-10 ➢ Investment Grade Balance Sheet 11 ➢ Financial Results 12-13 ➢ Defined Terms 14-24 3

AMH At A Glance 52,923 high-quality Only Investment 5.3% Same Home Approx. $250 million properties in 22 Grade Rated 1Q19 Core NOI of retained annual states(1) balance sheet in after Capex cash flow(2) ~ 200,000 residents SFR sector growth(1) ~1,200 employees, 96.7% Same-Home of which over 800 1Q 2019 ending are field based or occupancy delivering customer percentage(1) Average property service(2) age of 15.5 years(1) Best-in-class call center and $11.9 billion total proprietary market technology Net debt to TTM capitalization(1) Adjusted EBITDAre of 4.9 x(1) (1) As of March 31, 2019 (2) As of December 31, 2018 4

Operational Update • Strong start to 2019, with same-home 1Q19 Average Occupied Days Percentage of 95.5%, a 70 Strong basis point increase over 1Q18 Occupancy Levels • Leasing momentum continues into spring season – same-home QTD May-2019 Average Occupied Days Percentage of 95.8% AMH Development • 1Q19 represented 5th consecutive quarter of YoY Jacksonville, FL Continued increases in same-home blended leasing spreads Pricing Power • 4.8% QTD May-2019 same-home blended leasing spread • Preliminary property tax values tracking above Property Tax initial expectations in certain states Update • AMH actively appealing assessed values, with majority of final values determined in 2H19 AMH Development Jacksonville, FL 5

Macro Landscape Drives Strong Demand (1) Fundamental Shifts Support Single-Family Rental Demand Strong AMH Profile • Over 660,000 inbound sales calls to Las Vegas Leasing Call Center in 2018 • Approximately 29.5 million AMH website page views in 2018 with over 50% coming from mobile users • 16% year-over-year increase in 1Q19 prospective resident showings per available property • Trailing twelve month turnover rate has declined for 9 consecutive quarters, illustrating residents’ preference to stay longer in our homes Percentage of 30-Year Olds Hitting Life-Stage Milestones Mortgage Tax Savings No Longer There for Entry-Level Has Fallen Compared to Past Generations Home Buyers (1) Mortgage Interest and Property Taxes in Excess of Standard Tax Deduction(2) (1) Source: John Burns Real Estate Consulting, LLC Pub: Mar-19 (2) Source: John Burns Real Estate Consulting, LLC Pub: Mar-19. Assumes a married couple with a mortgage equal to 95% of median home price and a 1.5% property tax 6 rate. 2018 projected value assumes our forecasts of 6% home price appreciation and 4.6% mortgage rate.

Cornerstones of the AMH Strategy • Optimize AMH’s differentiated operating platform, with focus on consistent execution Operational • Balance centralized control and oversight, with local office touch Optimization • Enhance operating efficiencies with innovative and proprietary technology solutions • Management and execution of all stages of operational lifecycle with AMH internal personnel • Accretively expand portfolio by investing in AMH’s high growth markets and well diversified portfolio footprint • Focus on high quality properties in desirable neighborhoods and highly rated school districts to attract ideal Accretive Portfolio tenant profile: (1) high credit quality, (2) propensity to stay longer and (3) mentality to care for property as Growth & Optimization their “home” • Strengthen portfolio by adding superior quality “built for rental” homes from AMH Development and National Builder Programs, while actively disposing lower quality and underperforming homes • Utilize investment grade cost of capital advantage over SFR peers Financial • Maintain flexible and conservative balance sheet, while optimizing capital stack Flexibility • Accretively reinvest retained cash flow into external growth initiatives • Focused on delivering a superior customer experience to our residents Superior • Training and operational strategies designed to deliver responsive, efficient and convenient service Customer Service • Customer surveys and external ratings demonstrate our commitment to continued improvement 7

AMH Development – Revolutionizing the Industry Data driven insights from AMH’s years of experience formulate blueprint for the “perfect” rental home – made possible by AMH’s unique full lifecycle development capabilities and management platform. The AMH Developed Home Desirable Durable Efficient •Existing AMH submarkets with •Designed for durability and long- •Value engineering = superior proven strong demand term efficient maintenance: quality at significant discount to •“Neighborhood feel” and / or ✓Hard surface flooring market retail value: community amenities designed to ✓Solid surface countertops ✓Standardized floorplans based create emotional attachment ✓HVAC equipment & design on resident feedback and construction efficiency •Designed for today’s home ✓Cementitious siding ✓Square footage optimized to bed shopper: ✓Durability proven appliances / bath count ✓Designer finishes & colors ✓LED lighting ✓Open floor plans ✓Standardized finishes & SKUs for efficient construction & long- ✓Pet friendly features term maintenance 8

AMH Development – Revolutionizing the Industry

Premium Return

- Construction costs = significant discount to market retail value
- Rental rate premium on higher quality home & finishes
- More efficient expenditure profile

Attractive Risk Profile

- No AMH risk to pre-entitlement land
- Zero "homebuilder like" sales process risk
- Short vertical construction cycles, relative to other asset classes
- Phased unit deliveries minimize lease-up risk

Experienced Development Team

- Senior leadership team comprised of multi-decade experienced professionals from national homebuilders
- ~100 total in-house professionals, most with experience at top national homebuilders

Bolstering Existing Markets

- Continued investment into existing AMH markets
- On-the-ground operating intelligence enables land acquisition "sharp shooting"
- Active development teams in approximately 15 markets provides geographic diversity



WA
OR
ID
NV
CA
UT
CO
AZ
NM
OK
TX
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL

★ Represents states in which we have active AMH Development markets

Favorable AMH Market Trends Relative to National Averages

Employment Growth(1)	New Lease Rental Rate Growth(2)	Home Price Appreciation
US National Avg. 1.7%	US National Avg. 3.6%	HPA Index Change Avg. for AMH Markets 56.8% since 2012
All AMH Markets 2.0%	All AMH Markets 4.2%	

(1) Source: Bureau of Labor Statistics March 2019
(2) Source: JBREC Single Family Rent Index for the twelve months ended March 2019

9

AMH Development – Case Study (Steele Forest)

Community Highlights

- Steele Forest Community located in Atlanta, GA
- 64 total units:
  - 2,200 average square feet
  - Average 4 bed / 2.5 bath

- Estimated total project cost $13.7 million
- LTD construction costs within 2% of budget
- 6.0% average unit economic yield
- First unit delivery 2Q18
- Expected project completion 3Q19

<u>As of May-2019</u>

- 62 units completed
- 100% of completed units occupied
- Average ~9 days lease-up time per unit
- Average actual rents > pro forma rents



Development Timeline



Land Acquisition
2 mo.
4 mo.
6 mo.
8 mo.
10 mo.
Project Completion
Planning
Permit completion
Foundation
Vertical Construction
Lease-up

10

Investment Grade Balance Sheet

Capital Structure(1)



Fixed Rate Debt 24.3%
Common Shares & OP Units 67.4%
Floating Rate Debt 0.9%
Preferred Shares 7.4%

Debt Maturity Schedule (2) (4)



(In millions)
$955
$16
$21
$21
$121
$21
$956
$10
$10
$10
$510
$1,291
Liquidity
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Thereafter
Liquidity (3)
Asset-backed Securitizations
Unsecured Senior Notes
Revolving credit facility
Term Loan Facility
Principal Amortization

Credit Ratings & Ratios

Moody's Investor Service S&P Global Ratings	Baa3 / (Stable) BBB- / (Stable)
Net Debt to Adjusted EBITDAre Debt and Preferred Shares to Adjusted EBITDAre Fixed Charge Coverage Unencumbered Core NOI percentage	4.9 x 6.9 x 3.2 x 65.1%

Balance Sheet Philosophy

- ✓ Maintain flexible investment grade balance sheet with diverse access to capital
- ✓ Continue optimizing capital stack and utilize investment grade rating to reduce cost of capital
- ✓ Expand sources of available capital as the Company and the SFR sector evolves and matures
- ✓ Prudent retention of operating cash flow

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix, as well as the 1Q19 Supplemental Information Package, for definitions of metrics and reconciliations to GAAP.

(1) As of March 31, 2019.
(2) As of March 31, 2019, reflects maturity of entire principal balance at the fully extended maturity date inclusive of regular scheduled amortization.
(3) As of March 31, 2019, liquidity represents the sum of $155 million of cash on the balance sheet and $800 million of undrawn capacity under our revolving credit facility.
(4) The unsecured senior notes have maturity dates in 2028 and 2029 respectively, and the asset-backed securitizations maturing in 2045 on a fully extended basis have anticipated repayment dates in 2025.

11

Strong Same-Home Performance

(Amounts in thousands, except property data)	1Q18	2Q18	3Q18	4Q18	1Q19
Number of Same-Home properties	40,781	40,781	40,781	40,781	40,781
Rents from single-family properties	$ 179,760	$ 182,019	$183,684	$ 184,464	$ 186,894
Fees from single-family properties	2,084	2,134	2,142	2,035	2,216
Bad debt	(1,622)	(1,332)	(2,177)	(1,829)	(1,317)
Core revenues	**$ 180,222**	**$ 182,821**	**$ 183,649**	**$ 184,670**	**$ 187,793**
R&M and turnover costs, net	13,986	14,622	15,788	12,430	13,456
Property tax, insurance and HOA fees, net	35,980	36,568	37,373	37,705	38,447
Property management, net	15,324	14,859	15,454	14,587	14,778
Core property operating expenses	**$ 65,290**	**$ 66,049**	**$ 68,615**	**$ 64,722**	**$ 66,681**
Core net operating income ("Core NOI")	**114,932**	**116,772**	**115,034**	**119,948**	**121,112**
Core NOI margin	*63.8%*	*63.9%*	*62.6%*	*65.0%*	*64.5%*
Recurring Capital expenditures	5,991	7,041	9,413	6,955	6,402
Core NOI after Capital Expenditures	**$ 108,941**	**$ 109,731**	**$ 105,621**	**$ 112,993**	**$ 114,710**
Property Enhancing Capex – Resilient flooring	$ 1,297	$ 2,498	$ 3,404	$ 2,928	$ 4,173
YOY growth in quarterly Core NOI after capex [(1)]	**(0.7%)**	**3.5%**	**3.4%**	**3.6%**	**5.3%**
Average R&M, turnover, in-house maintenance and Recurring Capital Expenditures per property	**$ 490**	**$ 531**	**$ 618**	**$ 475**	**$ 487**

∑ $ 2,111

Operating Highlights

1. *Increasing revenues driven by solid rental rate and occupancy growth*
2. *Long runway for continued operational optimization and cash flow growth*
3. *Best-in-class operating platform drives industry leading expenditure efficiencies*

(1) Year-over-year percentage growth comparisons based on quarterly same-home populations presented in the Company's supplemental for the respective period.

12

Industry Leading Efficiency Metrics

(Dollars in thousands)		1Q18		2Q18		3Q18		4Q18		1Q19
Adjusted EBITDAre Margins										
Total revenues, excluding tenant charge-backs	$	220,197	$	229,950	$	233,151	$	234,032	$	239,806
Property operating expenses, net		(64,353)		(65,515)		(68,009)		(64,612)		(68,094)
Property management expenses, net		(17,437)		(16,988)		(17,214)		(16,467)		(19,054)
General & administrative expenses, net		(8,633)		(9,157)		(8,774)		(7,936)		(8,776)
Other expenses, net		(127)		(88)		(509)		(683)		(520)
Adjusted EBITDAre	$	129,647	$	138,202	$	138,645	$	144,334	$	143,362
Margin		*58.9%*		*60.1%*		*59.5%*		*61.7%*		*59.8%*
Recurring Capital Expenditures		(7,386)		(8,489)		(11,467)		(8,546)		(7,860)
Leasing costs		(2,723)		(3,111)		(3,722)		(3,047)		(999)
Adjusted EBITDAre after Capex & Leasing Costs	$	119,538	$	126,602	$	123,456	$	132,741	$	134,503
Margin		*54.3%*		*55.1%*		*53.0%*		*56.7%*		*56.1%*
Platform Efficiency Percentage										
Core revenues	$	218,856	$	228,349	$	231,286	$	232,659	$	237,742
Property management expenses, net	$	17,437	$	16,988	$	17,214	$	16,467	$	19,054
General & administrative expenses, net		8,633		9,157		8,774		7,936		8,776
Leasing costs		2,723		3,111		3,722		3,047		999
Total platform costs	$	28,793	$	29,256	$	29,710	$	27,450	$	28,829
Platform Efficiency Percentage		13.2 %		12.8%		12.8%		11.8%		12.1%

Note: Refer to Defined Terms and Non-GAAP Reconciliations in the Appendix for definitions of metrics and reconciliations to GAAP.

13

Defined Terms and Non-GAAP Reconciliations Average Monthly Realized Rent For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership. Average Occupied Days Percentage The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale. Core FFO attributable to common share and unit holders FFO and Core FFO attributable to common share and unit holders are non-GAAP financial measures that we use as supplemental measures of our performance. We calculate FFO in accordance with the White Paper on FFO approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. We compute Core FFO attributable to common share and unit holders by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption. We present Core FFO attributable to common share and unit holders, as well as on a per share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. Core FFO attributable to common share and unit holders is not a substitute for net income or loss per share or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. Core FFO is not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs. 14

Defined Terms and Non-GAAP Reconciliations Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss. Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge- backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP). 15

Defined Terms and Non-GAAP Reconciliations The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands): For the Three Months Ended Mar 31, Jun 30, Sep 30, Dec 31, Mar 31, 2018 2018 2018 2018 2019 Core revenues Total revenues $ 258,004 $ 264,483 $ 280,052 $ 270,316 $ 279,204 Tenant charge-backs (35,807) (32,917) (44,152) (33,917) (39,952) Bad debt expense (2,000) (1,616) (2,749) (2,367) - Other revenues (1,341) (1,601) (1,865) (1,373) (1,510) Core revenues 218,856 228,349 231,286 232,659 237,742 Less: Non-Same-Home core revenues 38,634 45,528 47,637 47,989 49,949 Same-Home core revenues $ 180,222 $ 182,821 $ 183,649 $ 184,670 $ 187,793 Mar 31, Jun 30, Sep 30, Dec 31, Mar 31, 2018 2018 2018 2018 2019 Core property operating expenses Property operating expenses $ 100,987 $ 98,843 $ 113,600 $ 99,475 $ 106,684 Property management expenses 18,987 18,616 18,865 18,105 20,709 Noncash share-based compensation - property management (377) (423) (341) (217) (293) Expenses reimbursed by tenant charge-backs (35,807) (32,917) (44,152) (33,917) (39,952) Bad debt expense (2,000) (1,616) (2,749) (2,367) - Internal leasing costs (1) 1,589 1,773 2,451 2,171 - Core property operating expenses 83,379 84,276 87,674 83,250 87,148 Less: Non-Same-Home core property operating expenses 18,089 18,227 19,059 18,528 20,467 Same-Home core property operating expenses $ 65,290 $ 66,049 $ 68,615 $ 64,722 $ 66,681 (1) Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019. 16

Defined Terms and Non-GAAP Reconciliations For the Three Months Ended Mar 31, Jun 30, Sep 30, Dec 31, Mar 31, 2018 2018 2018 2018 2019 Net income $ 21,525 $ 25,898 $ 30,281 $ 34,734 $ 33,091 Remeasurement of participating preferred shares (1,212) - - - - Loss on early extinguishment of debt - 1,447 - - - Gain on sale of single-family properties and other, net (2,256) (3,240) (4,953) (7,497) (5,649) Depreciation and amortization 79,303 78,319 79,940 81,123 81,161 Acquisition fees and costs expensed 1,311 1,321 1,055 1,538 834 Noncash share-based compensation - property management 377 423 341 217 293 Interest expense 29,301 31,978 30,930 30,691 31,915 General and administrative expense 9,231 9,677 9,265 8,402 9,435 Other expenses 827 1,624 1,069 3,745 1,024 Other revenues (1,341) (1,601) (1,865) (1,373) (1,510) Internal leasing costs (1) (1,589) (1,773) (2,451) (2,171) - Core NOI 135,477 144,073 143,612 149,409 150,594 Less: Non-Same-Home Core NOI 20,545 27,301 28,578 29,461 29,482 Same-Home Core NOI 114,932 116,772 115,034 119,948 121,112 Less: Same-Home capital expenditures 5,991 7,041 9,413 6,955 6,402 Same-Home Core NOI After Capital Expenditures $ 108,941 $ 109,731 $ 105,621 $ 112,993 $ 114,710 (1) Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019. 17

Defined Terms and Non-GAAP Reconciliations Credit Metrics We present the following selected metrics because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands). Debt and Preferred Shares to Adjusted EBITDAre: Mar 31, 2019 Total Debt $ 2,986,953 Preferred shares at liquidation value 883,750 Total Debt and preferred shares $ 3,870,703 Adjusted EBITDAre - TTM $ 564,543 Debt and Preferred Shares to Adjusted EBITDAre 6.9 x Fixed Charge Coverage For the Trailing Twelve Months Ended Mar 31, 2019 Interest expense per income statement $ 125,514 Less: noncash interest expense related to acquired debt (2,403) Less: amortization of discount, loan costs and cash flow hedge (7,185) Add: capitalized interest 6,932 Cash interest 122,858 Dividends on preferred shares 51,771 Fixed charges $ 174,629 Adjusted EBITDAre $ 564,543 Fixed Charge Coverage 3.2 x 18

Defined Terms and Non-GAAP Reconciliations Net Debt to Adjusted EBITDAre Mar 31, 2019 Total Debt $ 2,986,953 Less: cash and cash equivalents (154,584) Less: asset-backed securitization certificates (25,666) Less: restricted cash related to securitizations (43,535) Net debt $ 2,763,168 Adjusted EBITDAre TTM $ 564,543 Net Debt to TTM Adjusted EBITDAre 4.9 x Unencumbered Core NOI Percentage For the Three Months Ended Mar 31, 2019 Unencumbered Core NOI $ 97,970 Core NOI $ 150,594 Unencumbered Core NOI Percentage 65.1% 19

Defined Terms and Non-GAAP Reconciliations EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts ("NAREIT") in the September 2017 White Paper by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance. 20

Defined Terms and Non-GAAP Reconciliations

The following is a reconciliation of net income, determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019
Net income	$ 21,525	$ 25,898	$ 30,281	$ 34,734	$ 33,091
Interest expense	29,301	31,978	30,930	30,691	31,915
Depreciation and amortization	79,303	78,319	79,940	81,123	81,161
EBITDA	130,129	136,195	141,151	146,548	146,167
Net (gain) loss on sale / impairment of single-family properties and other	(1,556)	(1,704)	(4,393)	(4,435)	(5,145)
Adjustments for unconsolidated joint ventures	-	-	-	-	554
EBITDAre	128,573	134,491	136,758	142,113	141,576
Noncash share-based compensation - general and administrative	598	520	491	466	659
Noncash share-based compensation - property management	377	423	341	217	293
Acquisition fees and costs expensed	1,311	1,321	1,055	1,538	834
Loss on early extinguishment of debt	-	1,447	-	-	-
Remeasurement of participating preferred shares	(1,212)	-	-	-	-
Adjusted EBITDAre	$ 129,647	$ 138,202	$ 138,645	$ 144,334	$ 143,362
Recurring capital expenditures (1)	$ (7,386)	$ (8,489)	$ (11,467)	$ (8,546)	$ (7,860)
Leasing costs	(2,723)	(3,111)	(3,722)	(3,047)	(999)
Adjusted EBITDAre after Capex and Leasing Costs	119,538	126,602	123,456	132,741	134,503
Total revenues	$ 258,004	$ 264,483	$ 280,052	$ 270,316	$ 279,204
Less: tenant charge-backs	(35,807)	(32,917)	(44,152)	(33,917)	(39,952)
Adjustments for unconsolidated joint ventures	-	-	-	-	554
Bad debt expense	(2,000)	(1,616)	(2,749)	(2,367)	-
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	220,197	229,950	233,151	234,032	239,806
Adjusted EBITDAre Margin	58.9%	60.1%	59.5%	61.7%	59.8%
Adjusted EBITDAre after Capex and Leasing Costs Margin	54.3%	55.1%	53.0%	56.7%	56.1%

(1) As a portion of our homes are recently developed, acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale

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Defined Terms and Non-GAAP Reconciliations

Platform Efficiency Percentage

Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees. The following table is a reconciliation of Platform Efficiency Percentage to its respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019
Property management expenses	$ 18,987	$ 18,616	$ 18,865	$ 18,105	$ 20,709
Less: tenant charge-backs	(1,173)	(1,205)	(1,310)	(1,421)	(1,362)
Less: noncash share-based compensation - property management	(377)	(423)	(341)	(217)	(293)
Add: internal leasing costs (1)	1,589	1,773	2,451	2,171	-
Property management expenses, net	19,026	18,761	19,665	18,638	19,054
General and administrative expense	9,231	9,677	9,265	8,402	9,435
Less: noncash share-based compensation - general and administrative	(598)	(520)	(491)	(466)	(659)
General and administrative expense, net	8,633	9,157	8,774	7,936	8,776
Leasing costs	2,723	3,111	3,722	3,047	999
Less: internal leasing costs (1)	(1,589)	(1,773)	(2,451)	(2,171)	-
Leasing costs, net	1,134	1,338	1,271	876	999
Platform costs	$ 28,793	$ 29,256	$ 29,710	$ 27,450	$ 28,829
Total revenues	$ 258,004	$ 264,483	$ 280,052	$ 270,316	$ 279,204
Less: tenant charge-backs	(35,807)	(32,917)	(44,152)	(33,917)	(39,952)
Less: other	(1,341)	(1,601)	(1,865)	(1,373)	(1,510)
Add: bad debt expense	(2,000)	(1,616)	(2,746)	(2,367)	-
Total portfolio rents and fees	$ 218,856	$ 228,349	$ 231,289	$ 232,659	$ 237,742
Platform Efficiency Percentage	13.2%	12.8%	12.8%	11.8%	12.1%

(1) Adjustment amount reflects the portion of leasing costs that were previously capitalized, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

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Defined Terms and Non-GAAP Reconciliations Property Enhancing Capex Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures. Recurring Capital Expenditures For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. Retained Annual Cash Flow Retained Annual Cash Flow is a non GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. We compute this metric by reducing Adjusted FFO by common distributions. FFO / Core FFO / Adjusted FFO attributable to common share and unit holders FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption. 23

Defined Terms and Non-GAAP Reconciliations Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. The following is a reconciliation of net income, determined in accordance with GAAP, to FFO/Core FFO/Adjusted FFO attributable to common share and unit holders, and Retained Annual Cash Flow (amounts in thousands): For the Year Ended Dec 31, 2018 Net income (loss) attributable to common shareholders $ 23,472 Adjustments: Noncontrolling interests in the Operating Partnership 4,424 Net (gain) on sale / impairment of single-family properties and other (12,088) Depreciation and amortization 318,685 Less: depreciation and amortization of non-real estate assets (7,352) FFO attributable to common share and unit holders $ 327,141 Adjustments: Acquisition fees and costs expensed 5,225 Noncash share-based compensation - general and administrative 2,075 Noncash share-based compensation - property management 1,358 Noncash interest expense related to acquired debt 3,303 Loss on early extinguishment of debt 1,447 Remeasurement of participating preferred shares (1,212) Redemption of participating preferred shares 32,215 Core FFO attributable to common share and unit holders $ 371,552 Recurring capital expenditures (35,888) Leasing costs (12,603) Adjusted FFO attributable to common share and unit holders $ 323,061 Common distributions $ (69,441) Retained Annual Cash Flow $ 253,620 24

Defined Terms and Non-GAAP Reconciliations Guidance Summary Full Year 2019 Core FFO attributable to common share and unit holders $1.06 - $1.14 Same-Home Core revenues growth 3.2% - 4.2% Core property operating expenses growth 3.5% - 4.5% Core NOI growth 3.0% - 4.0% Core NOI After Capital Expenditures growth 2.6% - 3.6% Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint Per FFO Share and Unit 2018 Core FFO attributable to common share and unit holders, as previously reported $1.06 Internal leasing costs (1) (0.02) 2018 Core FFO attributable to common share and unit holders, as conformed for internal leasing costs $1.04 Same-Home Core NOI growth 0.05 Non-Same-Home Core NOI growth (2) 0.05 General and administrative expense growth (0.01) Interest expense and preferred dividends increase (0.02) Share count increase (0.01) 2019 Core FFO attributable to common share and unit holders - Guidance Midpoint $1.10 Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period. (1) Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders, that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019. 25 (2) Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.